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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

     Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All are wholly-owned unless otherwise indicated. Unnamed subsidiaries have been omitted because, considered in the aggregate, they would not constitute a significant subsidiary.

                                                                  JURISDICTION OF
       NAME OF SUBSIDIARY                                         ORGANIZATION
       ------------------                                         ---------------
       Bowne Business Communications, Inc.                        New York
       Bowne Business Services, Inc.                              New York
       Bowne de Montreal, Inc.                                    Canada
       Bowne Global Solutions, Inc.(1)                            California
       Bowne Global Solutions (France), S.A.R.L.                  France
       Bowne Global Solutions (Germany) G.m.b.H.                  Germany
       Bowne Global Solutions (Germany), Inc.                     Delaware
       Bowne Global Solutions (Japan), K.K.                       Japan
       Bowne Global Solutions (Netherlands), B.V.                 Netherlands
       Bowne Global Solutions (Spain), S.L.                       Spain
       Bowne Information Services, Inc.                           New Jersey
       Bowne International, Ltd.                                  United Kingdom
       Bowne International, S.A.R.L.                              France
       Bowne Internet Services, Inc.                              Michigan
       Bowne Localization, Inc.                                   Delaware
       Bowne Litigation Solutions, L.P.                           Delaware
       Bowne of Atlanta, Inc.                                     Georgia
       Bowne of Boston, Inc.                                      Massachusetts
       Bowne of Canada, Ltd.                                      Ontario, Canada
       Bowne of Chicago, Inc.                                     Delaware
       Bowne of Cleveland, Inc.                                   Ohio
       Bowne of Dallas, L.P.                                      Delaware
       Bowne of Europe, B.V.                                      Netherlands
       Bowne of Germany Holding G.m.b.H.                          Germany
       Bowne of Los Angeles, Inc.                                 California
       Bowne of New York City, Inc.                               New York
       Bowne of Ontario, L.P.                                     Ontario, Canada
       Bowne of Phoenix, Inc.                                     Arizona
       Bowne Solutions, L.L.C.                                    Delaware
       Linguistix, Inc.                                           California
       Midwest Land Company                                       Delaware
       Williams Lea and Company, Ltd.                             United Kingdom

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     (1) 80% owned by the Company.